 Filed Pursuant to Rule 424(b)(2)
 Registration File No. 333-275130
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 20, 2023)
$2,250,000,000
$1,250,000,000 5.000% Senior Notes due 2029
$1,000,000,000 5.400% Senior Notes due 2034
Interest on the 5.000% senior notes due 2029 (the “notes due 2029”) is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024, and the notes due 2029 will mature on February 1, 2029. Interest on the 5.400% senior notes due 2034 (the “notes due 2034” and, together with the notes due 2029, the “notes”) is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024, and the notes due 2034 will mature on February 1, 2034. We may redeem all or a part of the notes of either series at any time at the applicable redemption price described under “Description of Notes — Optional Redemption.”
The notes will be unconditionally guaranteed, jointly and severally, by substantially all of our wholly owned subsidiaries pursuant to a cross guarantee agreement among us and such subsidiaries. The notes rank equally in right of payment with our other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantees represent unsecured and unsubordinated indebtedness of each subsidiary guarantor and rank equally in right of payment to such subsidiary guarantor’s other unsecured and unsubordinated indebtedness from time to time outstanding.
Investing in the notes involves risks. Please see “Risk Factors” beginning on page S-6 for more information regarding risks you should consider before investing in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus to which it relates. Any representation to the contrary is a criminal offense.
	Public Offering Price(1)	Underwriting Discount	Proceeds to Us(1)
Per Note due 2029	99.834%	0.350%	99.484%
Total	$1,247,925,000	$4,375,000	$1,243,550,000
Per Note due 2034	99.687%	0.450%	99.237%
Total	$996,870,000	$4,500,000	$992,370,000

(1)
Plus accrued and unpaid interest, if any, from February 1, 2024 if settlement occurs after that date.

Each series of notes constitutes a new issue of securities with no established trading market. We do not intend to apply for listing of the notes of either series on any securities exchange.
The underwriters expect that delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company, including Clearstream Banking, S.A. and/or Euroclear Bank SA/NV, on February 1, 2024 against payment in New York, New York.
Joint Book-Running Managers
Mizuho SMBC Nikko TD Securities Wells Fargo Securities
BMO Capital MarketsCIBC Capital MarketsCitigroupCredit Agricole CIBTruist SecuritiesUS Bancorp
Co-Managers
IMI — Intesa Sanpaolo	Regions Securities LLC
The date of this prospectus supplement is January 29, 2024.

This document is in two parts. The first part is the prospectus supplement, which provides a brief description of our business and the specific terms of this offering. The second part, the accompanying prospectus dated October 20, 2023, gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf or any other information to which we have referred you. Neither we nor the underwriters have authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective date on the front cover of those documents. You should not assume that the information incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission (the “SEC”). Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement
Prospectus

S-i

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and “Risk Factors” and “Information Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequently filed Exchange Act reports for more information about important risks that you should consider before investing in the notes. As used in this prospectus supplement and the accompanying prospectus, the terms “we,” “us” and “our” mean Kinder Morgan, Inc. and, unless the context otherwise indicates, include its consolidated subsidiaries.
Kinder Morgan, Inc.
Our Business
We are a publicly traded Delaware corporation, with our common stock traded on The New York Stock Exchange under the symbol “KMI.” We are one of the largest energy infrastructure companies in North America.
We own an interest in or operate approximately 82,000 miles of pipelines, 139 terminals, 702 billion cubic feet (“Bcf”) of working natural gas storage capacity and have RNG generation capacity of approximately 6.1 Bcf per year of gross production. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, CO2, renewable fuels and other products, and our terminals store and handle various commodities including gasoline, diesel fuel, jet fuel, chemicals, metals, petroleum coke, and ethanol and other renewable fuels and feedstocks.
Recent Developments
STX Midstream Acquisition
Kinder Morgan, Inc. acquired NextEra Energy Partner’s South Texas assets, STX Midstream, for a purchase price of $1.831 billion, including preliminary purchase price adjustments for working capital, on December 28, 2023. The acquisition was funded with short-term borrowings. The STX Midstream pipeline system includes a set of integrated, large diameter high pressure natural gas pipelines that connect the Eagle Ford basin to growing Mexico and Gulf Coast demand markets. STX Midstream includes Eagle Ford Midstream, a 90% interest in the NET Mexico pipeline and a 50% interest in Dos Caminos, LLC; MGI Enterprises, a PEMEX affiliate, owns the other 10% interest in the NET Mexico pipeline, and Howard Energy Partners owns the other 50% interest in Dos Caminos, LLC.
Certain Preliminary Financial Data for the Year Ended December 31, 2023
On January 17, 2024, we announced our preliminary unaudited consolidated earnings for the fourth quarter and year ended December 31, 2023. The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. As a result, reported results may differ from the unaudited results presented here as a result of the completion of our financial closing procedures or any adjustments that may result from the completion of our review of our consolidated financial statements.
Our Annual Report on Form 10-K for the year ended December 31, 2023 will include our audited financial statements for the full year ended December 31, 2023, as well as management’s report on our internal control over financial reporting and our auditors’ audit reports thereon. You should note that additional information on a number of matters will be included in our Annual Report on Form 10-K, such as a comprehensive statement of our financial condition and results of operations and footnote disclosures associated with our final year-end financial results, as well as our management’s discussion and analysis of financial condition and results of operations. Our audited financial statements for the year ended December 31, 2023 will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in the notes pursuant to this offering.
The preliminary unaudited financial results are forward-looking statements and may differ materially from actual results. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on these preliminary unaudited results. The following discussion and analysis should be read in conjunction with (i) our consolidated financial statements and related notes, our management’s discussion and analysis of financial condition and results of operations, and “Information Regarding Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Form 10-K”) and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and (ii) “Risk Factors” in Part I, Item 1A of our 2022 Form 10-K and in our subsequently filed Exchange Act reports.
The following tables summarize the key components of our preliminary consolidated earnings results.
	Year Ended December 31,
	2023	2022	increase/(decrease)
	(In millions, except percentages; unaudited)
Revenues	$15,334	$19,200	$(3,866)	(20)%
Operating income	4,263	4,065	198	5%
Net income attributable to Kinder Morgan, Inc.	2,391	2,548	(157)	(6)%
Net income attributable to Kinder Morgan, Inc. decreased $157 million in 2023 compared to 2022. The decrease was primarily driven by higher interest expense and overall lower commodity prices across our business segments partially offset by favorable margins from settled derivatives on our Natural Gas Pipelines business segment.
	Year Ended December 31,
	2023	2022	increase/(decrease)
	(In millions, except percentages; unaudited)
Segment EBDA(a)
Natural Gas Pipelines	$5,282	$4,801	$481	10%
Products Pipelines	1,062	1,107	(45)	(4)%
Terminals	1,040	975	65	7%
CO2	689	819	(130)	(16)%

(a)
Includes revenues, earnings from equity investments, operating expenses, (gain) loss on divestitures and impairments, net, other income, net and other, net. Operating expenses include costs of sales, operations and maintenance expenses, and taxes, other than income taxes. The composition of Segment EBDA is not addressed nor prescribed by generally accepted accounting principles. Segment EBDA is a useful measure of our operating performance because it measures the operating results of our segments before DD&A and certain expenses that are generally not controllable by our business segment operating managers, such as general and administrative expenses and corporate charges, interest expense, net, and income taxes. Our general and administrative expenses and corporate charges include such items as unallocated employee benefits, insurance, rentals, unallocated litigation and environmental expenses, and shared corporate services including accounting, information technology, human resources and legal services.

The changes in Segment EBDA for our Natural Gas Pipelines business segment in the comparable years of 2023 and 2022 are explained by the following discussion:

•
A $256 million (18%) increase in the Midstream group within our Natural Gas Pipelines business segment was affected by decreases in revenues and costs of sales related to the impacts of non-cash mark-to-market derivative contracts used to hedge forecasted commodity sales and purchases.

In addition, Midstream was favorably impacted by (i) higher earnings on our Texas intrastate natural gas pipeline operations resulting from increased sales margins, which were largely driven by realized gains on sales hedges but reduced by lower commodity prices and sales volumes, and from lower pipeline integrity costs; (ii) higher earnings from our Hiland Midstream systems primarily due to higher services fees resulting from higher volumes and rates; and (iii) higher earnings on our KinderHawk assets driven by increased volumes partly reduced by higher operating expenses, partially offset by (i) lower service fee revenues as a result of renegotiated contracts at lower rates on our South Texas assets; and (ii) lower commodity sales margin driven primarily by lower volumes on our Oklahoma assets.
Overall, Midstream’s revenue changes are partially offset by corresponding changes in costs of sales.
•
A $135 million (5%) increase in the East region was primarily due to (i) higher equity earnings from Midcontinent Express Pipeline LLC, driven by favorable pricing on new customer contracts entered into in the later part of 2022; (ii) higher revenues on our Stagecoach assets as a result of increased demand for its services and favorable pricing; and (iii) higher revenues on Tennessee Gas Pipeline Company due to increased rates on capacity sales, increased demand for its services, favorable pricing on services and an expansion project that went into service in November 2023 partially offset by higher pipeline maintenance costs.

•
A $90 million (10%) increase in the West region was primarily due to higher earnings from El Paso Natural Gas Company (EPNG) due to (i) increased revenues from favorable pricing on its services and the return of a pipeline segment to service in February 2023 and (ii) an increase in gas sales margin, partially offset by (i) increased pipeline integrity costs on EPNG, and (ii) lower revenues from Cheyenne Plains Gas Pipeline Company, L.L.C. and Wyoming Interstate Company, L.L.C., principally resulting from contract expirations in December 2022. In addition, the West region was affected by costs associated with the EPNG pipeline rupture and related litigation reserve and a payment associated with the bankruptcy settlement involving our former equity investee, Ruby Pipeline Holding Company, L.L.C., for the 2022 periods only.

The following table summarizes the key components of our preliminary balance sheet data. The December 31, 2023 preliminary balance sheet data reflects a preliminary assessment of fair values for the assets and liabilities from the STX Midstream acquisition that closed on December 28, 2023; and, as such, the allocation of the purchase price within our consolidated balance sheet could be adjusted in the audited financial statements for the year ended December 31, 2023 that will be included in our annual report on Form 10-K for such period.
	December 31,
	2023	2022
	(In millions; unaudited)
Cash and cash equivalents	$83	$745
Total assets	$71,021	$70,078
Total debt principal outstanding, including short-term(a)	$31,929	$31,673
Total stockholders’ equity	$31,730	$32,114

(a)
Excludes debt fair value adjustments.

Offices
The address of our principal executive offices is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.

The Offering
Securities Offered
$1,250,000,000 principal amount of 5.000% Senior Notes due 2029.
$1,000,000,000 principal amount of 5.400% Senior Notes due 2034.
Maturity
Notes due 2029 — February 1, 2029.
Notes due 2034 — February 1, 2034.
Interest Rate
Notes due 2029 — 5.000% per year.
Notes due 2034 — 5.400% per year.
Interest Payment Dates
Interest on the notes due 2029 will be paid semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. Interest on the notes due 2029 will accrue from February 1, 2024.
Interest on the notes due 2034 will be paid semi-annually in arrears on February 1 and August 1 of each year beginning on August 1, 2024. Interest on the notes due 2034 will accrue from February 1, 2024.
Use of Proceeds
We estimate that we will receive approximately $2,230 million from the sale of the notes, after deducting the underwriting discounts and estimated offering expenses. We expect to use the net proceeds from the sale of the notes for general corporate purposes, including repayment of commercial paper borrowings and upcoming debt maturities, including commercial paper borrowings incurred on December 28, 2023 to finance the acquisition of STX Midstream. See “Use of Proceeds” in this prospectus supplement.
Optional Redemption
Prior to January 1, 2029 (one month prior to the maturity date of the notes due 2029), in the case of the notes due 2029, and November 1, 2033 (three months prior to the maturity date of the notes due 2034), in the case of the notes due 2034 (the applicable date with respect to each such series of notes, the “Applicable Par Call Date”), we may redeem each series of notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:
(1)
a “make-whole” redemption price calculated as described herein, and

(2)
100% of the principal amount of the notes being redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Applicable Par Call Date, we may redeem the notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of Notes — Optional Redemption.”
Guarantees
The notes will be unconditionally guaranteed, jointly and severally, by substantially all of our wholly owned subsidiaries (the “subsidiary guarantors”) pursuant to a cross guarantee agreement among us and the subsidiary guarantors. See “Description of Notes — Guarantees.”
Ranking
The notes rank equally in right of payment with our other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantees represent unsecured and unsubordinated indebtedness of each subsidiary guarantor and rank equally in right of payment to such subsidiary guarantor’s other unsecured and unsubordinated indebtedness from time to time outstanding. The notes and the guarantees will be effectively subordinated to any of our secured debt and the secured debt of the subsidiary guarantors, respectively, to the extent of the value of the assets securing such debt. After giving effect to this offering, there will be approximately $31.4 billion of outstanding indebtedness subject to the cross guarantee agreement, none of which will be secured. See “Description of Notes — Ranking.” The indenture does not limit the amount of debt we may incur.
Certain Covenants
We will issue the notes under an indenture with U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee. None of our subsidiaries is or will be a party to the indenture. The indenture includes covenants, including limitations on:
•
liens; and

•
sale-leaseback transactions.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of Debt Securities” in the accompanying prospectus.
Risk Factors
An investment in the notes involves risks. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and “Risk Factors” and “Information Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequently filed Exchange Act reports. Realization of any of those risks or adverse results from any of the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations.

RISK FACTORS
An investment in the notes involves risks. You should consider carefully the risks described below, in addition to the other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. Specifically, please read “Risk Factors” and “Information Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequently filed Exchange Act reports. Realization of any of those risks or adverse results from any of the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations, and you could lose all or part of your investment.
Risks Related to the Notes
The guarantees by certain of our subsidiaries of the notes could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void these subsidiary guarantees.
Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
•
intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•
was insolvent or rendered insolvent by reason of such incurrence;

•
was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts as they become absolute and mature; or

•
it could not pay its debts as they became due.

If the guarantee of any guarantor under the cross guarantee agreement were to be voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would cease to have any claim in respect of such guarantor and would be creditors solely of us and any guarantor whose guarantee was not voided or held unenforceable. In such event, noteholders’ claims against us concerning an invalid guarantee would be subject to the prior payment of all liabilities of such guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy your claims relating to any voided guarantee.
Your ability to transfer the notes may be limited by the absence of an organized trading market.
Each series of notes constitutes a new issue of securities with no established trading market. We do not currently intend to apply for listing of the notes of either series on any securities exchange or have the notes quoted on any automated quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in the notes, they are not obligated to do so. In addition, the underwriters may discontinue any such market making with respect to either or both series of notes at any time without notice. The liquidity of any market for either series of the notes will depend on the number of holders of such notes, the interest of securities dealers in making a market in such notes and other factors. Accordingly, we can give no assurance as to the development, continuation or liquidity of any market for either series of the notes.

USE OF PROCEEDS
We estimate that we will receive approximately $2,230 million from the sale of the notes in this offering, after deducting the underwriting discount and our estimated expenses of the offering. We expect to use the net proceeds from the sale of the notes for general corporate purposes, including repayment of commercial paper borrowings and upcoming debt maturities, including commercial paper borrowings incurred on December 28, 2023 to finance the acquisition of STX Midstream.
As of January 26, 2024, the weighted average interest rate on our commercial paper borrowings was approximately 5.614% and our outstanding borrowings were approximately $1.913 billion.

CAPITALIZATION
The following table sets forth our historical consolidated capitalization as of September 30, 2023 and our consolidated capitalization as adjusted to give effect to:
•
the issuance of the notes pursuant to this prospectus supplement; and

•
the application of the net proceeds from this offering as described under “Use of Proceeds” in this prospectus supplement.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and notes to those financial statements that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
	September 30, 2023
	Historical	As Adjusted
	(Unaudited) (Dollars in millions)
Cash and cash equivalents(1)	$80	$2,310
Outstanding debt(2)
Credit facility	$—	$—
Commercial paper(3)	320	320
Other current debt	2,810	2,810
Current portion of long-term debt	3,130	3,130
Long-term debt, excluding current portion	27,863	27,863
Notes offered hereby	—	2,250
Total outstanding debt	30,993	33,243
Stockholders’ equity	30,676	30,676
Accumulated other comprehensive loss	(418)	(418)
Noncontrolling interests	1,323	1,323
Total stockholders’ equity	31,581	31,581
Total capitalization	$62,574	$64,824

(1)
See “Use of Proceeds” for our expected use of the net proceeds from this offering.

(2)
We and substantially all of our wholly owned domestic subsidiaries are parties to a cross guarantee agreement whereby each party to the agreement unconditionally guarantees, jointly and severally, the payment of specified indebtedness of each other party to the agreement. As a result, we are liable for the debt of each such subsidiary. See “Cross Guarantee” in the accompanying prospectus.

(3)
See “Use of Proceeds” for information about our outstanding commercial paper borrowings as of January 26, 2024.

DESCRIPTION OF NOTES
We will issue the notes under the existing senior indenture that we have entered into with U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association). The following description, together with the description in the accompanying prospectus, is a summary of the material provisions of the notes and the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes the accompanying prospectus. In this description, the terms “we,” “us” and “our” mean Kinder Morgan, Inc. only and not any of its subsidiaries or affiliates.
This description of the notes supplements, and, to the extent it is inconsistent, replaces, the description of the general provisions of the notes and the indenture in the accompanying prospectus. The notes are “senior debt securities” as that term is used in the accompanying prospectus, and will be issued in book-entry form only. Since only registered holders of a note will be treated as the owner of it for all purposes and only registered holders have rights under the indenture, references in this section to holders mean only registered holders of notes. See “Description of Debt Securities — Form, Denomination and Registration; Book-Entry Only System” in the accompanying prospectus.
General
The notes will not be entitled to the benefit of a sinking fund.
We may issue and sell additional notes in the future with the same terms, and CUSIP number, as the notes of either series being offered hereby (except for the public offering price, issue date and, if applicable, the initial interest payment date) without the consent of the holders of the notes. Any such additional notes, together with the notes of the same series offered hereby, will constitute a single series of notes under the indenture.
Principal, Maturity and Interest
The notes due 2029 will mature on February 1, 2029, unless redeemed sooner as described below. Interest on the notes due 2029 will accrue at the rate of 5.000% per year and will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. We will make each interest payment on the notes due 2029 to the person in whose name the notes are registered at the close of business on the immediately preceding January 15 or July 15, as the case may be, whether or not such date is a business day.
The notes due 2034 will mature on February 1, 2034, unless redeemed sooner as described below. Interest on the notes due 2034 will accrue at the rate of 5.400% per year and will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. We will make each interest payment on the notes due 2034 to the person in whose name the notes are registered at the close of business on the immediately preceding January 15 or July 15, as the case may be, whether or not such date is a business day.
Interest on each series of notes will accrue from February 1, 2024 and will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.
Guarantees
On November 26, 2014, we entered into a cross guarantee agreement with substantially all of our wholly owned subsidiaries (the “subsidiary guarantors”) whereby each party to the agreement, including us, agrees to unconditionally guarantee the indebtedness of each other party to the agreement. As a result, the subsidiary guarantors will fully and unconditionally guarantee the full and prompt payment of the principal of and any premium and interest on the notes when and as the payment becomes due and payable, whether at maturity or otherwise. For more information, see “Cross Guarantee” in the accompanying prospectus.
Ranking
The notes rank equally in right of payment with our other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantees represent unsecured and unsubordinated indebtedness of each subsidiary guarantor and rank equally in right of payment to such subsidiary guarantor’s other unsecured and unsubordinated indebtedness from time to time outstanding. The notes and the guarantees will be effectively subordinated to any of our secured debt and the secured debt of the subsidiary guarantors, respectively, to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, neither we nor any of the subsidiary guarantors had any secured debt outstanding.
The indenture does not limit our ability to incur additional indebtedness or contain provisions that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.
Optional Redemption
Prior to January 1, 2029 (one month prior to the maturity date of the notes due 2029), in the case of the notes due 2029, and November 1, 2033 (three months prior to the maturity date of the notes due 2034), in the case of the notes due 2034 (the applicable date with respect to each such series of notes, the “Applicable Par Call Date”), we may redeem each series of notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such notes matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points in the case of the notes due 2029, and 25 basis points, in the case of the notes due 2034, less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Applicable Par Call Date, we may redeem the notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date, H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the Applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more United States Treasury securities maturing on the Applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered at least 10 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Denomination
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Concerning the Trustee
U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association) is the trustee under the indenture. The corporate trust office of the trustee is located at 8 Greenway Plaza, Suite 1100, Houston, Texas 77046.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes offered in this offering. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final and proposed Treasury Regulations promulgated thereunder (“Treasury Regulations”), Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial or administrative action. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS or opinion of counsel has been or will be sought on any of the matters discussed below.
This summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners of notes, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies, persons required to recognize any item of gross income for U.S. federal income tax purposes with respect to the notes no later than when such item is taken into account on an applicable financial statement, or investors in pass through entities, including partnerships and Subchapter S corporations. In addition, this summary is limited to holders who are the initial purchasers of the notes at their original issue price, which will equal the first price to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) at which a substantial amount of the notes is sold for cash, and who will hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the effect of any U.S. state or local income or other tax laws, any U.S. federal estate and gift tax laws, or any foreign tax laws.
If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner of such partnership will generally depend on the tax status of the partner and the tax treatment of the partnership. Partnerships holding notes and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the purchase, ownership and disposition of the notes.
Optional Redemption
In certain circumstances described under “Description of Notes — Optional Redemption” we may be obligated to make payments on the notes in excess of stated interest and principal. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. Assuming such position is respected, a holder of notes will be required to include in gross income the amount of any such additional payment at the time such payment is received or accrued in accordance with the holder’s method of accounting for U.S. federal income tax purposes. Our determination is binding on a holder, unless the holder explicitly discloses a contrary treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during with the notes were acquired. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Consequences to U.S. Holders
The following discussion summarizes certain material U.S. federal income tax consequences to U.S. Holders of the purchase, ownership, and disposition of the notes. As used herein, the term “U.S. Holder” means a beneficial owner of a note who or that is for U.S. federal income tax purposes:

•
an individual who is a citizen of the United States or who is a resident alien of the United States;

•
a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.

Interest on the Notes — A U.S. Holder will be required to recognize as ordinary income all interest paid or accrued on the notes in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of a Note — A U.S. Holder generally will recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a note measured by the difference, if any, between:
•
the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a note is attributable to accrued and unpaid interest on the note, which amount will be taxable as ordinary interest income to the extent not previously included in gross income); and

•
the U.S. Holder’s adjusted tax basis in the note.

A U.S. Holder’s adjusted tax basis in a note generally will equal the amount paid for the note. The capital gain or loss from a sale, exchange, redemption, retirement or other taxable disposition of a note will be treated as a long-term capital gain or loss if, at the time of such disposition, the note has been held by the U.S. Holder for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to a reduced rate of tax. The deductibility of capital losses is subject to certain limitations. U.S. Holders of notes should consult their tax advisors regarding the treatment of capital gains and losses.
Information Reporting and Backup Withholding — Information reporting generally will apply to payments of interest on, and the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of, notes held by a U.S. Holder, and backup withholding may apply unless the U.S. Holder provides the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder’s U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed the U.S. Holder’s actual U.S. federal income tax liability and the U.S. Holder timely provides the required information or appropriate claim form to the IRS.
Additional Tax on Net Investment Income — An additional 3.8% net investment income tax is imposed on certain “net investment income” of individuals, estates, and trusts. For this purpose, net investment income generally includes gross income from interest and net gain from the disposition of property, such as the notes, less certain deductions. In the case of an individual, the tax will be imposed on the lesser of (1) the individual’s net investment income or (2) the individual’s modified adjusted gross income in excess of $250,000 (for an individual who is married and filing jointly or a surviving spouse), $125,000 (for an individual who is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income, or (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.
Consequences to Non-U.S. Holders
The following discussion summarizes certain material U.S. federal income tax consequences to Non-U.S. Holders of the purchase, ownership, and disposition of the notes. For purposes of this discussion,

a “Non-U.S. Holder” is a beneficial owner of a note that is not classified for U.S. federal income tax purposes as a partnership and is not a U.S. Holder (as defined above).
Interest on the Notes — Subject to the discussions below on backup withholding and FATCA withholding, payments of interest on a note to a Non-U.S. Holder that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States generally will not be subject to U.S. federal income tax and will be exempt from U.S. federal withholding tax under the portfolio interest exemption provided that:
•
the Non-U.S. Holder is not an actual or constructive owner of 10% or more of the total combined voting power of all classes of our voting stock;

•
the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through stock ownership;

•
the Non-U.S. Holder is not a bank that acquired the notes in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
(1) the Non-U.S. Holder provides its name and address and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)), (2) the Non-U.S. Holder holds its notes through certain foreign intermediaries and it satisfies the certification requirements of applicable Treasury Regulations, or (3) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the notes on behalf of the Non-U.S. Holder and such securities clearing organization, bank, or other financial institution satisfies the certification requirements of applicable Treasury Regulations.

If the payments of interest on a note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, if the payments of interest are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), such payments will not be subject to U.S. federal withholding tax so long as the Non-U.S. Holder provides the applicable withholding agent with a properly completed IRS Form W-8ECI (or other applicable form), signed under penalties of perjury. However, such payments will be subject to U.S. federal income tax on a net income basis at regular graduated income tax rates generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, subject to any modification provided under an applicable income tax treaty. In addition, if the Non-U.S. Holder is classified as a foreign corporation for U.S. federal income tax purposes, such payments of interest may also be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate, to the extent of such Non-U.S. Holder’s earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
A Non-U.S. Holder that does not qualify for the exemption from U.S. federal withholding tax under the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30% on payments of interest on the notes, unless such Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming exemption from or reduction in withholding under an applicable income tax treaty. Income tax treaties may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of a Note — Subject to the discussions below on backup withholding and FATCA withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement, or other taxable disposition of a note generally will not be subject to U.S. federal income or withholding tax, unless:
•
such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States); or

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such disposition and certain other conditions are satisfied.

If a Non-U.S. Holder is engaged in a trade or business in the United States and gain in respect of a note is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if it were a U.S. Holder, subject to any modification provided under an applicable income tax treaty. If the Non-U.S. Holder is a foreign corporation for U.S. federal income tax purposes, such gain may also be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate, to the extent of such Non-U.S. Holder’s earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
If a Non-U.S. Holder is an individual who is present or deemed to be present in the United States for 183 days or more during the taxable year of the sale, exchange, redemption, retirement or other taxable disposition of a note and certain other requirements are met, such Non-U.S. Holder generally will be subject to U.S. federal income tax at a flat rate of 30% (unless a lower applicable income tax treaty rate applies) on any such gain.
Information Reporting and Backup Withholding — Payments to a Non-U.S. Holder of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is established under the provisions of a specific treaty or agreement. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Backup withholding generally will not apply to payments of interest and principal on a note if the Non-U.S. Holder provides a certification as to its non-U.S. status or the Non-U.S. Holder otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person.
Payment of the proceeds of a disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records of the Non-U.S. Holder’s foreign status and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the sale of a note effected outside the United States by such a broker if it has certain relationships with the United States.
U.S. backup withholding tax is not an additional tax. Any amount withheld from payments to a Non-U.S. Holder under the backup withholding rules may be credited against such holder’s U.S. federal income tax liability, if any, and any excess may be refundable if the proper information is timely provided to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of backup withholding and information reporting.
FATCA Withholding
The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on interest paid on the notes and, subject to the proposed Treasury Regulations discussed below, on the gross proceeds from a disposition of the notes, in each case, if paid to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) the foreign financial institution (for which purposes includes foreign broker-dealers, clearing organizations, investment companies, hedge funds and certain other investment entities) agrees to verify, report and disclose its U.S. account holders and meets certain other specified requirements, (ii) the non-financial foreign entity that is a beneficial owner of the payment certifies that it does not have any substantial U.S. owners or provides identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. We will not pay additional amounts to holders of the notes in respect of any amounts withheld under FATCA.
As noted above, withholding under FATCA could apply to payments of gross proceeds from the sale or other disposition of a note, in addition to payments of interest. However, proposed Treasury Regulations issued in December 2018 would entirely eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until the promulgation of final Treasury Regulations on the subject.
Prospective investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the notes.
THE PRECEDING SUMMARY OF VARIOUS U.S. FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES IS SOLELY FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. THIS SUMMARY DOES NOT ADDRESS ALL THE TAX CONSEQUENCES THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER IN LIGHT OF THE HOLDER’S INVOLVEMENT WITH THE ISSUER OR OTHER CIRCUMSTANCES. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS ON THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

UNDERWRITING
Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, between us and the underwriters named below, for whom Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as joint bookrunners and representatives, we have agreed to sell to each of the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the principal amount of the notes set forth opposite their respective names below:
Underwriters	Principal Amount of Notes due 2029	Principal Amount of Notes due 2034
Mizuho Securities USA LLC	$171,875,000	$137,500,000
SMBC Nikko Securities America, Inc.	171,875,000	137,500,000
TD Securities (USA) LLC	171,875,000	137,500,000
Wells Fargo Securities, LLC	171,875,000	137,500,000
BMO Capital Markets Corp.	84,375,000	67,500,000
CIBC World Markets Corp.	84,375,000	67,500,000
Citigroup Global Markets Inc.	84,375,000	67,500,000
Credit Agricole Securities (USA) Inc.	84,375,000	67,500,000
Truist Securities, Inc.	84,375,000	67,500,000
U.S. Bancorp Investments, Inc.	84,375,000	67,500,000
Intesa Sanpaolo IMI Securities Corp.	28,125,000	22,500,000
Regions Securities LLC	28,125,000	22,500,000
Total	$1,250,000,000	$1,000,000,000
The underwriting agreement provides that the underwriters are obligated to purchase, subject to certain conditions, all of the notes in the offering if any are purchased. The conditions contained in the underwriting agreement include requirements generally to the effect that:
•
the representations and warranties made by us to the underwriters are true;

•
there has been no material adverse change in our condition or in the financial markets; and

•
we deliver the customary closing documents to the underwriters.

Underwriting Discount and Expenses
The underwriters have advised us that they propose initially to offer the notes directly to the public at their respective public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to selected dealers, which may include the underwriters, at such price less a selling concession not in excess of 0.200% of the principal amount of the notes due 2029 and 0.250% of the principal amount of the notes due 2034. The underwriters may allow, and such dealers may reallow, a discount not in excess of 0.100% of the principal amount of the notes due 2029 and 0.150% of the principal amount of the notes due 2034 on sales to certain other brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms.
The following table summarizes the compensation to be paid by us to the underwriters. The underwriting discount is the difference between the public offering price and the amount the underwriters pay us to purchase the notes from us.
	Per Note	Total
Notes due 2029	0.350%	$4,375,000
Notes due 2034	0.450%	$4,500,000
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $5.8 million.

Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that may be required to be made in respect of these liabilities.
Trading Markets
Each series of notes constitutes a new issue of securities with no established trading market. We do not intend to apply for listing of the notes of either series on any securities exchange. We have been advised by the underwriters that they intend to make a market in the notes of each series but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to whether or not trading markets for the notes will develop or as to the liquidity of any trading market for the notes which may develop.
Settlement
We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement. This settlement cycle is referred to as “T+3.” Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the second business day before the delivery of the notes should consult their own advisors.
Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the prices of the notes in accordance with Regulation M (17 CFR 242, # 100-105) adopted by the SEC under the Exchange Act.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Overallotment transactions involve sales by the underwriters of the notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a syndicate short position. The underwriters may close out any short position by purchasing notes in the open market.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover a syndicate short position.

These stabilizing transactions, overallotment transactions and penalty bids may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their related entities have, from time to time, engaged in commercial and investment banking transactions with us and our affiliates and provided financial advisory services for us and our affiliates in the ordinary course of their business, and may do so in the future. Affiliates of several of the underwriters are lenders and agents under our revolving credit facility. Underwriters and their related entities have received and in the future will receive customary compensation and expense reimbursement for these commercial and investment banking transactions and financial advisory services.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In particular, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.
Foreign Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a “retail investor” means a person who is one (or more) of:
(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes.
Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of notes shall require the issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.
Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the issuer that it and any person on whose behalf it acquires notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).
Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the issuer nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.
This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes (a), a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes.
Accordingly, any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of notes shall require the issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.
Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for purposes of the FSMA and the UK Prospectus Regulation.

This prospectus supplement and the accompanying prospectus are for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the “FSMA” in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
The notes are being offered solely to “qualified investors” as defined in the UK Prospectus Regulation. No part of this prospectus supplement should be published, reproduced, distributed or otherwise made available in whole or in part to any other person. No person may communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes other than in circumstances in which Section 21(1) of the FSMA does not apply to us or any of the guarantors.
Each person in the UK who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the issuer that it and any person on whose behalf it acquires notes is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).
Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels. Neither the issuer nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.
This UK selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.
Notice to Prospective Investors in Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended)(the “FIEA”). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of or account of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of or account of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration or filing with or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Korea
The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the notes, any acquirer of the notes who was solicited to buy the notes in Korea is prohibited from transferring any of the notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.
Notice to Prospective Investors in the Abu Dhabi Global Market
This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorized Persons or Recognized Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
This offer document is an “Exempt Offer” as prescribed under, and in accordance with, the Market Rules of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to persons of a type specified in the Market Rules. It must not be delivered to, or relied on by, any other person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it, and has no responsibility for it. The notes to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this Exempt Offer document you should consult an authorized financial advisor.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA, (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF THE NOTES
The validity of the notes we are offering will be passed upon for us by Bracewell LLP, Houston, Texas. The underwriters have been represented by Shearman & Sterling LLP, Houston, Texas.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
KINDER MORGAN, INC.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
We may from time to time, in one or more offerings, offer and sell debt securities, shares of our Class P common stock, referred to as our “common stock,” shares of preferred stock and depositary shares under this prospectus. The debt securities that we may issue from time to time may benefit from a cross guarantee agreement among us and substantially all of our wholly owned subsidiaries. See “Cross Guarantee.” We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. We urge you to read this prospectus and the applicable prospectus supplement carefully before you invest. You should also read the documents we refer to in the section entitled “Where You Can Find More Information” in this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “KMI.” We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities, preferred stock or depositary shares that may be offered.
Investing in our securities involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” on page 2 of this prospectus, as well as those risk factors identified in the documents incorporated by reference herein before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 20, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus or any other information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act using a “shelf” registration process. By using this shelf registration process, we may offer, from time to time, in one or more offerings, any combination of the securities described in this prospectus at an aggregate initial offering price to be specified at the time of any such offering. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about the securities to be sold pursuant to this prospectus, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.
Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
As used in this prospectus, the terms “we,” “us” and “our” mean Kinder Morgan, Inc. and, unless the context otherwise indicates, include its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. We incorporate by reference the following documents:
•
Our Annual Report on Form 10-K for the year ended December 31, 2022;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•
Our Current Reports on Form 8-K filed on January 24, 2023, January 31, 2023, February 17, 2023, May 16, 2023, July 20, 2023 and September 21, 2023 (in each case, to the extent filed and not furnished);

•
Our Registration Statement on Form 8-A filed on February 10, 2011;

•
Our Proxy Statement on Schedule 14A filed on March 31, 2023; and

•
All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the completion of the sale of securities offered hereby.

The SEC maintains an Internet website that contains reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find information we file with the SEC by reference to our company name or to our SEC file number, 001-35081.

We will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number:
Kinder Morgan, Inc.
Investor Relations Department
1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(713) 369-9000
Our internet address is www.kindermorgan.com. Information on our website is not part of, and is not incorporated by reference into, this prospectus.
KINDER MORGAN, INC.
We are a publicly traded Delaware corporation, with our common stock traded on The New York Stock Exchange under the symbol “KMI.” We are one of the largest energy infrastructure companies in North America. We own an interest in or operate approximately 82,000 miles of pipelines, 140 terminals, 700 billion cubic feet (“Bcf”) of working natural gas storage capacity and 5.4 Bcf per year of renewable natural gas generation capacity. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, carbon dioxide (“CO2”), renewable fuels and other products, and our terminals store and handle various commodities including gasoline, diesel fuel, jet fuel, chemicals, metals, petroleum coke, and ethanol and other renewable fuels and feedstocks.
The address of our principal executive offices is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.
RISK FACTORS
An investment in our securities involves risks. You should consider carefully the risks described in the applicable prospectus supplement, in addition to the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before investing in our securities. Specifically, please read “Risk Factors” and “Information Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, and our subsequently filed Exchange Act reports. Realization of any of those risks or adverse results from any of the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations, and you could lose all or part of your investment.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “outlook,” “continue,” “estimate,” “expect,” “may,” “will,” “shall,” or the negative of those terms or other variations of them or comparable terminology. In particular, expressed or implied statements concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow, service debt or pay dividends, are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results may differ materially from those expressed in our forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or accurately predict. Specific factors that could cause actual results to differ from those in our forward-looking statements include:
•
changes in supply of and demand for natural gas, NGL, refined petroleum products, oil, renewable fuels, CO2, electricity, petroleum coke, steel and other bulk materials and chemicals and certain agricultural products in North America;

•
economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

•
competition from other pipelines, terminals or other forms of transportation, or from emerging technologies such as CO2 capture and sequestration;

•
changes in our tariff rates required by the FERC, the CPUC or another regulatory agency;

•
the timing and success of our business development efforts, including our ability to renew long-term customer contracts at economically attractive rates;

•
our ability to safely operate and maintain our existing assets and to access or construct new assets including pipelines, terminals, gas processing, gas storage and NGL fractionation capacity;

•
our ability to attract and retain key management and operations personnel;

•
difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from our terminals or pipelines;

•
shut-downs or cutbacks at major refineries, petrochemical or chemical plants, natural gas processing plants, ports, utilities, military bases or other businesses that use our services or provide services or products to us;

•
changes in crude oil and natural gas production (and the NGL content of natural gas production) from exploration and production areas that we serve, such as the Permian Basin area of West Texas, the shale plays in North Dakota, Oklahoma, Ohio, Pennsylvania and Texas, and the U.S. Rocky Mountains;

•
changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and governmental bodies that may increase our compliance costs, restrict our ability to provide or reduce demand for our services, or otherwise adversely affect our business;

•
interruptions of operations at our facilities due to natural disasters, damage by third parties, power shortages, strikes, riots, terrorism (including cyber attacks), war or other causes;

•
compromise of our IT systems, operational systems or sensitive data as a result of errors, malfunctions, hacking events or coordinated cyber attacks;

•
the uncertainty inherent in estimating future oil, natural gas, and CO2 production or reserves;

•
issues, delays or stoppage associated with new construction or expansion projects;

•
regulatory, environmental, political, grass roots opposition, legal, operational and geological uncertainties that could affect our ability to complete our expansion projects on time and on budget or at all;

•
our ability to acquire new businesses and assets and integrate those operations into our existing operations, and make cost-saving changes in operations, particularly if we undertake multiple acquisitions in a relatively short period of time, as well as our ability to expand our facilities;

•
the ability of our customers and other counterparties to perform under their contracts with us including as a result of our customers’ financial distress or bankruptcy;

•
changes in accounting pronouncements that impact the measurement of our results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

•
changes in tax laws;

•
our ability to access external sources of financing in sufficient amounts and on acceptable terms to the extent needed to fund acquisitions of operating businesses and assets and expansions of our facilities;

•
our indebtedness, which could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds, place us at a competitive disadvantage compared to our competitors that have less debt, or have other adverse consequences;

•
our ability to obtain insurance coverage without significant levels of self-retention risk;

•
natural disasters, sabotage, terrorism (including cyber attacks) or other similar acts or accidents causing damage to our properties greater than our insurance coverage limits;

•
possible changes in our and our subsidiaries’ credit ratings;

•
conditions in the capital and credit markets, inflation and higher interest rates;

•
political and economic instability of the oil and natural gas producing nations of the world;

•
national, international, regional and local economic, competitive and regulatory conditions and developments, including the effects of any enactment of import or export duties, tariffs or similar measures;

•
our ability to achieve cost savings and revenue growth;

•
the extent of our success in developing and producing CO2 and oil and gas reserves, including the risks inherent in development drilling, well completion and other development activities;

•
engineering and mechanical or technological difficulties that we may experience with operational equipment, in well completions and work-overs, and in drilling new wells; and

•
unfavorable results of litigation and the outcome of contingencies referred to in Note 18 “Litigation and Environmental” to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 and similar sections in subsequent Exchange Act reports.

The foregoing list should not be construed to be exhaustive. We believe the forward-looking statements in this prospectus are reasonable. However, there is no assurance that any of the actions, events or results expressed in forward-looking statements will occur, or if any of them do, of their timing or what impact they will have on our results of operations or financial condition. Because of these uncertainties, you should not put undue reliance on any of our forward-looking statements.
See Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and our subsequently filed Exchange Act reports for a more detailed description of these and other factors that may affect our forward-looking statements. The risk factors could cause our actual results to differ materially from those contained in any forward-looking statement. In addition, there is a general level of uncertainty regarding the extent to which potential positive or negative changes to fiscal, tax and trade policies may impact us and those with whom we do business. It is not possible at this time to predict the extent of any such impact. When considering forward-looking statements, you should keep in mind the factors described in this section and the other sections referenced above. We disclaim any obligation, other than as required by applicable law, to publicly update or revise any of our forward-looking statements to reflect future events or developments.
USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. These purposes may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other indebtedness.
DESCRIPTION OF DEBT SECURITIES
General
We may issue debt securities from time to time in one or more series. The debt securities will be:
•
our direct unsecured general obligations; and

•
either senior debt securities or subordinated debt securities.

Senior debt securities will be issued under a senior indenture dated as of March 1, 2012, between Kinder Morgan, Inc. and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee, which we call the senior indenture, and subordinated debt securities will be issued under a subordinated indenture dated as of March 1, 2012, between Kinder Morgan, Inc.

and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee, which we call the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures, and the senior debt securities and the subordinated debt securities are called debt securities. We have summarized certain terms and provisions of these indentures rather than restating them in their entirety. The indentures are filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures. In this section, the words “we,” “us” and “our” refer only to Kinder Morgan, Inc. and not to any of its subsidiaries or affiliates.
Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture, in addition to the debt securities offered pursuant to this prospectus. As of the date of this prospectus, $13.9 billion of debt securities were outstanding under the senior indenture and no debt securities were outstanding under the subordinated indenture.
Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, in the future we could enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit ratings.
None of the debt securities will be secured by our property or assets or those of our subsidiaries. Neither indenture requires our subsidiaries to guarantee the debt securities. The cross guarantee agreement described under “Cross Guarantee” is not a part of either indenture, and none of our subsidiaries is or will be a party to either indenture.
The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders have rights under an indenture. References in this section to holders mean only registered holders of debt securities. See “— Form, Denomination and Registration; Book-Entry Only System.”
Specific Terms of Each Series of Debt Securities in the Prospectus Supplement
A prospectus supplement and any supplemental indenture or other necessary corporate action taken pursuant to an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. Examples of these terms include the following:
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the form and title of the debt securities;

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whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

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the total principal amount of the debt securities;

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the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

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the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

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any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

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the place where the principal of, and premium, if any, and interest on, any debt securities will be payable;

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the dates on which the principal of the debt securities will be payable;

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the rate at which the debt securities will bear interest and the interest payment dates for the debt securities;

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any optional redemption provisions;

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any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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any changes to or additional events of default or covenants;

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any change in the trustee, paying agent or security registrar; and

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any other terms of the debt securities. (Section 301)

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 1002)
Debt securities may be issued under an indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any related prospectus supplement. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 101)
Provisions Only in the Senior Indenture
The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated Debt. The senior indenture contains provisions that:
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limit our ability to put liens on assets constituting our Principal Property; and

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limit our ability to sell and lease back our Principal Property.

The subordinated indenture does not contain any similar provisions.
We have described below these provisions and some of the defined terms used in the senior indenture.
Limitations on Liens
The senior indenture provides that we will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property, as defined below, or upon any shares of Capital Stock of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our Debt or the Debt of any other Person, other than the senior debt securities issued under the senior indenture, without in any such case making effective provision whereby all of the senior debt securities outstanding thereunder shall be secured equally and ratably with, or prior to, that Debt so long as that Debt is so secured.
“Principal Property” means, whether owned or leased on the date of the senior indenture or thereafter acquired:
(a)   any pipeline assets of ours or of any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids and carbon dioxide, that are located in the United States or any territory or political subdivision thereof; and
(b)   any processing or manufacturing plant or terminal owned or leased by us or any Subsidiary that is located in the United States or any territory or political subdivision thereof, except, in the case of either of the foregoing clauses (a) or (b):
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any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

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any such assets, plant or terminal which, in the opinion of our board of directors, is not material in relation to our activities or to our activities and those of our Subsidiaries, taken as a whole.

This restriction does not apply to:
(1)   Permitted Liens, as defined below;
(2)   any lien upon any property or assets created at the time of acquisition of such property or assets by us or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;
(3)   any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;
(4)   any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any Subsidiary; provided, however, that such lien only encumbers the property or assets so acquired;
(5)   any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary by acquisition, merger or otherwise; provided, however, that such lien only encumbers the property or assets of such Person at the time such Person becomes a Subsidiary;
(6)   with respect to any series, any lien upon any property or assets of ours or any Subsidiary in existence on the date the senior debt securities of such series are first issued or provided for pursuant to agreements existing on such date;
(7)   liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we have, or the applicable Subsidiary has, not exhausted our appellate rights;
(8)   any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancing, refunding or replacements, of liens, in whole or in part, referred to in clauses (1) through (7), inclusive, above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ours and our Subsidiaries, including any premium, incurred in connection with such extension, renewal, refinancing, refunding or replacement; or
(9)   any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any of our Debt or Debt of any Subsidiary.
Notwithstanding the foregoing, under the senior indenture, we may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property to secure our Debt or the Debt of any other Person, other than the senior debt securities, that is not excepted by clauses (1) through (9), inclusive, above without securing the senior debt securities issued under the senior indenture; provided that the aggregate principal amount of all Debt then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness, as defined below, from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible Assets, as defined below. (Section 1005 of the senior indenture)

“Permitted Liens” means:
(1)   liens upon rights-of-way for pipeline purposes;
(2)   any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;
(3)   the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;
(4)   liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any Subsidiary in good faith;
(5)   liens of, or to secure performance of, leases, other than capital leases;
(6)   any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;
(7)   any lien upon property or assets acquired or sold by us or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;
(8)   any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;
(9)   any lien in favor of us or any Subsidiary;
(10)   any lien in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by us or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;
(11)   any lien securing industrial development, pollution control or similar revenue bonds;
(12)   any lien securing our Debt or Debt of any Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such “substantial concurrence,” taking into consideration, among other things, required notices to be given to holders of outstanding senior debt securities under the senior indenture in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding senior debt securities under the senior indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any Subsidiary in connection therewith;
(13)   liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or
(14)   any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.
“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom:
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all current liabilities, excluding:

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any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed;

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current maturities of long-term Debt; and

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the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on our consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.
Restriction on Sale-Leasebacks
The senior indenture provides that we will not, and will not permit any Subsidiary to, engage in the sale or transfer by us or any Subsidiary of any Principal Property to a Person, other than us or a Subsidiary, and the taking back by us or any Subsidiary, as the case may be, of a lease of such Principal Property, called a “Sale-Leaseback Transaction” in the senior indenture, unless:
(1)   such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;
(2)   the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;
(3)   we or the Subsidiary would be entitled to incur Debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the senior debt securities; or
(4)   we or the Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to:
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the prepayment, repayment, redemption, reduction or retirement of any of our Debt or the Debt of any Subsidiary that is not subordinated to the senior debt securities, or

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the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of our Subsidiaries.

“Attributable Indebtedness,” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction, including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.
Notwithstanding the foregoing, under the senior indenture we may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph under “— Restriction on Sale-Leasebacks,” provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the senior debt securities) secured by liens upon Principal Properties not excepted by clauses (1) through

(9), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 10% of Consolidated Net Tangible Assets. (Section 1006 of the senior indenture)
Provisions Only in the Subordinated Indenture
Subordinated Debt Securities Subordinated to Some Other Debt
Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture)
Provisions in Both Indentures
Consolidation, Merger or Asset Sale
Both indentures generally allow us to consolidate or merge with a Person. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a Person.
However, we will only consolidate or merge with or into any other Person or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:
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the remaining or acquiring Person is organized under the laws of the United States, any state or the District of Columbia;

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the remaining or acquiring Person assumes all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures; and

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immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists.

The remaining or acquiring Person will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the indentures and the debt securities. (Sections 801 and 802)
Events of Default and Remedies
“Event of Default,” with respect to any series of debt securities, when used in an indenture, means any of the following:
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failure to pay the principal of or any premium on any debt security of that series when due;

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failure to pay interest on any debt security of that series for 30 days;

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failure to perform, or breach of, any term, covenant or warranty in the indenture, other than a term, covenant or warranty a default in the performance of which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series, that continues for 90 days after we are given written notice by the trustee or holders of at least 25% in principal amount of all the outstanding debt securities of that series;

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our bankruptcy, insolvency or reorganization; or

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any other Event of Default included in the indenture or any supplemental indenture with respect to debt securities of a particular series. (Section 501)

If an Event of Default with respect to a series of debt securities occurs and is continuing, upon written notice, the trustee or the holders of at least 25% in principal amount of all the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable.

When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived before judgment has been obtained, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)
Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)
Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 601) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under our other indebtedness will not necessarily constitute an event of default under the debt securities of any series issued under one of these indentures or vice versa.
Holders of beneficial interests in global notes as described under “— Form, Denomination and Registration; Book-Entry Only System” are not registered holders for purposes of the indentures and should consult their banks or brokers for information on how to give notice or direction to or make requests of the trustee or how to declare or cancel an acceleration of the maturity with respect to a series of debt securities.
Modification of Indentures
Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification, voting as one class.
No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)
In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:
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curing ambiguities or correcting defects or inconsistencies;

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evidencing the succession of another Person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

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providing for a successor trustee;

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qualifying the indentures under the Trust Indenture Act;

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complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded;

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supplementing any provisions of the indentures to permit the defeasance and discharge of debt securities of any series, provided that such action does not adversely affect the interests of holders of debt securities of that or any other series;

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adding or changing provisions relating to a particular series of debt securities that does not affect the rights of any holder in any material respect; or

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adding, changing or eliminating provisions relating to a particular series of debt securities to be issued. (Section 901)

Defeasance
At any time we may terminate all our obligations under an indenture as it relates to the notes of any series, a process commonly called “legal defeasance,” except for certain obligations, including those respecting the defeasance trust described below, and obligations to register the transfer of or to exchange the notes of that series, to replace mutilated, destroyed, lost or stolen notes of that series and to maintain a registrar and paying agent in respect of such notes. (Section 1302)
We also at any time may terminate our obligations under covenant restrictions on the debt securities of any series by a process commonly called “covenant defeasance.” (Section 1303)
We may exercise our legal defeasance option notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes of the defeased series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option for the notes of a particular series, payment of the debt securities of that series may not be accelerated because of an Event of Default specified in the third bullet point under “— Events of Default and Remedies” above.
We may exercise either defeasance option at any time on or following the 91st day after we irrevocably deposit in trust (the “defeasance trust”) with the trustee money, U.S. Government Obligations (as defined in the indentures) or a combination thereof for the payment of principal, premium, if any, and interest on the debt securities of the relevant series to redemption or stated maturity, as the case may be, and comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.
In the event of any legal defeasance, holders of the debt securities of the relevant series would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their debt securities until maturity.
Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from such Event of Default. However, in that circumstance we would remain liable for such payments.
Discharge
We may discharge all our obligations under an indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:
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all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

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all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date. (Section 401)

Concerning the Trustee
U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association) is the trustee under the senior indenture and the subordinated indenture. The corporate trust office of the trustee is located at 8 Greenway Plaza, Suite 1100, Houston, Texas 77046.
Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)
Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)
The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. (Section 703)
Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)
Governing Law
The indentures are and the debt securities will be governed by the laws of the State of New York. (Section 112)
No Personal Liability of Our Directors, Officers, Employees, Agents or Shareholders
Our directors, officers, employees, agents and shareholders will not have any liability for our obligations under the indentures or the debt securities or for any certificate or similar writing delivered pursuant to the indentures. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. (Section 116)
Form, Denomination and Registration; Book-Entry Only System
Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)
Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or any successor depositary, which we call a depositary, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).
So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. Accordingly, owners of interests in global notes will not be considered registered owners or holders of the global notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those under the applicable indenture.
Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.
We expect that DTC or its nominee will credit participants’ accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.
DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.
If:
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DTC notifies us that it is unwilling or unable to continue as depositary or if it ceases to be eligible under the applicable indenture and we do not appoint a successor depositary within 90 days, or

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an event of default with respect to a series of debt securities shall have occurred and be continuing,

the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities shall be registered in such name or names as the depositary shall instruct the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including those who may act as underwriters of our debt securities. Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and may discontinue such procedures at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Investors may hold interests in the notes outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC’s rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositaries.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
CROSS GUARANTEE
On November 26, 2014, we entered into a cross guarantee agreement, which we refer to as the “Cross Guarantee Agreement,” with substantially all of our wholly owned subsidiaries whereby each party to the agreement, including us, agrees to unconditionally guarantee certain indebtedness of each other party to the agreement.
The Cross Guarantee Agreement is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022, and as updates are made to the guarantors and guaranteed obligations thereunder, we file updated versions of the Cross Guarantee Agreement as exhibits to our subsequent Exchange Act reports. See “Where You Can Find More Information.” The following description is a summary of the material provisions of the Cross Guarantee Agreement. This summary does not purport to be complete and may not contain all of the information about the Cross Guarantee Agreement that is important to investors in our debt securities. We encourage investors to read carefully the Cross Guarantee Agreement in its entirety before making any investment decision. In this section, the words “we,” “us” and “our” refer only to Kinder Morgan, Inc. and not to any of its subsidiaries or affiliates.

General
We and substantially all of our wholly owned subsidiaries, which we collectively refer to as the “Guarantors,” are parties to the Cross Guarantee Agreement. Each Guarantor jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor, the prompt and complete payment when due (whether at the stated maturity by acceleration or otherwise) of the obligations subject to the agreement, which we refer to as the “Guaranteed Obligations.” The Guaranteed Obligations are set forth on a schedule to the agreement, which will be amended from time to time in accordance with the terms of the agreement. We expect that the debt securities that may be offered and sold hereunder will be Guaranteed Obligations. The guarantees under the Cross Guarantee Agreement are made for the benefit of, and may be enforced by, the “Guaranteed Parties,” which in the case of our debt securities means the holders of such debt securities, as discussed under “Description of Debt Securities.” We will provide a copy of the Cross Guarantee Agreement, including the most recently amended schedules and supplements thereto, to any Guaranteed Party upon written request to us at the address set forth in the agreement; provided that this obligation will be deemed to be satisfied if we have filed a copy of the agreement, including the most recently amended schedules and supplements thereto, with the SEC within three months preceding the date on which we receive such written request.
Additional Guarantors and Guaranteed Obligations
We will cause each “Subsidiary” (as defined in the Cross Guarantee Agreement) that is not an “Excluded Subsidiary” (as defined in the Cross Guarantee Agreement) formed or otherwise purchased or acquired after the date of the Cross Guarantee Agreement (including any Subsidiary that ceases to constitute an Excluded Subsidiary) to execute a supplement to the agreement and become a Guarantor within 45 days of the occurrence of the event that requires such entity to become a Guarantor.
Any “Indebtedness” issued by a Guarantor or for which a Guarantor otherwise becomes obligated after the date of the agreement will become a Guaranteed Obligation upon the execution by all Guarantors of a notation of guarantee, which will be affixed to the instrument or instruments evidencing such Indebtedness. “Indebtedness” generally means any senior, unsecured obligation for borrowed money and any payment obligation with respect to obligations under certain hedging agreements.
Release of Guarantors and Guaranteed Obligations
A Guarantor will be automatically released from its guarantee under the Cross Guarantee Agreement upon release of such Guarantor from the guarantee under our revolving credit facility, including upon consummation of any transaction resulting in such Guarantor ceasing to constitute a Subsidiary or upon any Guarantor becoming an Excluded Subsidiary. Such a transaction or event is referred to as a “Release Event.”
Upon the occurrence of a Release Event, each Guaranteed Obligation for which such released Guarantor was the issuer will be automatically released from the provisions of the Cross Guarantee Agreement and will cease to constitute a Guaranteed Obligation; provided that in the case of any Guaranteed Obligation that has been assigned an investment grade rating by specified rating agencies, such Guaranteed Obligation will be released, effective as of the 91st day after the occurrence of the Release Event, if and only if a “Rating Decline” with respect to such Guaranteed Obligation does not occur. “Rating Decline” generally means the occurrence of the following on, or within 90 days after, the date of the occurrence of a Release Event or of public notice of the intention to effect a Release Event (which period may be extended so long as the rating of such Guaranteed Obligation is under publicly announced consideration for possible downgrade by either of the specified rating agencies): (i) in the event the applicable Guaranteed Obligation is assigned an investment grade rating by both rating agencies on the date immediately prior to the Release Event or public notice of the intention to effect the Release Event, the rating of such Guaranteed Obligation by one or both of the rating agencies is below an investment grade rating; or (ii) in the event such Guaranteed Obligation is rated below an investment grade rating by either of the Rating Agencies on such date, any such below- investment grade rating is decreased by one or more gradations.

Termination of Guarantees
The guarantee obligations under the Cross Guarantee Agreement will terminate when all Guaranteed Obligations thereunder have been paid in full or have been deemed paid and discharged by defeasance pursuant to the terms of the instruments governing such Guaranteed Obligations. This date is referred to as the “Guarantee Termination Date.”
Amendment
The Guarantors may amend or supplement the Cross Guarantee Agreement:
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to cure any ambiguity, defect or inconsistency;

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to reflect a change in the Guarantors or the Guaranteed Obligations made in accordance with the agreement;

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to make any change that would provide any additional rights or benefits to the Guaranteed Parties or that would not adversely affect the legal rights thereunder of any Guaranteed Party in any material respect; or

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to conform the agreement to any change made to our revolving credit agreement or to the guarantee thereunder.

Except as set forth above, the Guarantors may not amend, supplement or otherwise modify the agreement prior to the Guarantee Termination Date without the prior written consent of the holders of the majority of the outstanding principal amount of the Guaranteed Obligations (excluding obligations with respect to hedging agreements, subject to specified exceptions).
DESCRIPTION OF OUR CAPITAL STOCK
The following information is a summary of the material terms of our certificate of incorporation and bylaws and the shareholders agreement between us and certain of our investors. Copies of our certificate of incorporation and bylaws and the shareholders agreement are filed as exhibits to our Exchange Act reports and incorporated by reference in this prospectus. See “Where You Can Find More Information.” You should refer to the provisions of these documents because they, and not this summary, will govern your rights as a holder of shares of our capital stock.
General
Our authorized capital stock consists of:
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4,000,000,000 shares of Class P common stock, $0.01 par value per share, which we refer to as our “common stock,” 2,222,773,933 shares of which were outstanding as of the date of this prospectus; and

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10,000,000 shares of preferred stock, $0.01 par value per share, none of which were outstanding as of the date of this prospectus.

Common Stock
Voting Rights
Each share of our common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of our common stock are entitled to vote. Holders of our capital stock do not have cumulative voting rights.
Dividends
Holders of our common stock share equally in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to our stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock, if required pursuant to the terms of any such preferred stock, before we may pay distributions to the holders of common stock.
Other Rights
Our stockholders have no preemptive or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.
Preferred Stock
Our board of directors is authorized, subject to the limits imposed by the General Corporation Law of the State of Delaware, which we refer to in this prospectus as the “DGCL,” to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences, privileges, qualifications, limitations and restrictions of the shares of each wholly unissued series of preferred stock. Our board of directors also is authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series of preferred stock then outstanding and not above the total number of shares of preferred stock authorized by our certificate of incorporation, without any further vote or action by our stockholders.
Our board of directors may authorize the issuance of preferred stock with voting rights that affect adversely the voting power or other rights of our other classes of stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, also could have the effect of delaying, deferring or preventing a change in control or causing the market price of our common stock to decline.
Shareholders Agreement
In 2011, in connection with our initial public offering, we entered into a shareholders agreement with a group of shareholders referred to as the “Investors,” which include Richard D. Kinder, an investment entity affiliated with our director Michael C. Morgan, other members of our management and investment funds advised by or affiliated with entities that participated in our 2007 going private transaction (“Sponsor Investors”).
None of the Sponsor Investors are still parties to the shareholders agreement. As a result, certain provisions in the shareholders agreement no longer apply. The shareholders agreement provides certain registration rights to the remaining Investors who are party to the agreement. The shareholders agreement will terminate when none of the shareholder parties thereto hold any shares of common stock.
Persons who become holders of our common stock by purchasing shares in an offering under this prospectus or by purchasing shares in the open market will not become parties to the shareholders agreement, but the shareholders agreement will continue in effect. A summary of the provisions of our shareholders agreement is contained in our proxy statement for our 2023 annual meeting of stockholders, which was filed with the SEC on March 31, 2023 and is incorporated into this prospectus by reference. See “Where You Can Find More Information.” We encourage you to read the shareholders agreement and the amendments thereto, which are filed as exhibits to the registration statement of which this prospectus forms a part, in their entirety.

Certain Other Provisions of Our Charter and Bylaws and Delaware Law
Board of Directors
Our certificate of incorporation provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors will be as fixed from time to time by resolution of a majority of our board of directors.
Limitations of Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties. Our certificate of incorporation eliminates the personal liability of directors and officers for monetary damages for actions taken as a director or officer to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:
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for breach of the duty of loyalty;

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for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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of a director under Section 174 of the DGCL (unlawful dividends and stock repurchases);

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for transactions from which the director or officer derived improper personal benefit; or

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of an officer in any action by or in the right of the corporation.

Our certificate of incorporation and bylaws provide that we shall indemnify our current and former directors and officers, and may indemnify our employees, agents and other persons, to the fullest extent permitted by law. We also are expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Amending Our Certificate of Incorporation and Bylaws
Our certificate of incorporation may be amended in any manner provided by the DGCL. Because our common stock is the only class of capital stock that is outstanding as of the date of this prospectus, our certificate of incorporation may be amended with the affirmative vote of a majority of the outstanding shares of our common stock, except that any provision requiring a supermajority vote of stockholders may only be amended with such supermajority vote.
Our bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders holding shares representing two-thirds of total number of votes that may be cast in the election of directors or by the board of directors at any regular meeting of the stockholders or the board of directors or at any special meeting of the stockholders or the board of directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.
Certain Anti-takeover Provisions of Our Charter and Bylaws and Delaware Law
Our certificate of incorporation and bylaws have the following provisions that could deter, delay or prevent a third party from acquiring us, even if doing so would benefit our stockholders.

Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Further, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our bylaws provide that special meetings of the stockholders may be called only upon the request of the chairman of the board, the chief executive officer, the president or the board of directors or upon the written request of stockholders of record of not less than 20% of all voting power entitled to vote at such meeting. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
Our bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with specified information. Our bylaws provide that any director or the board of directors may be removed, with or without cause, by an affirmative vote of shares representing the majority of all voting power then entitled to vote at an election of directors. Our bylaws also provide that vacancies may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by our stockholders. Our bylaws allow the chairman of a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions also may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.
No Stockholder Action by Written Consent
Our certificate of incorporation provides that any vote or similar action required or permitted to be taken by holders of our common stock must be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.
Section 203 of the DGCL
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or who is an affiliate or associate of the corporation and did own within three years prior to the determination of interested stockholder status) 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless:
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before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
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at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, but not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision, so Section 203 will apply to any stockholder that becomes an interested stockholder after our initial public offering. The statute, as it applies to interested stockholders other than Mr. Kinder, could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions of the DGCL could have the effect of deferring, delaying or discouraging hostile takeovers and may also have the effect of preventing changes in control or management of our company. It is possible that these provisions could make it more difficult to accomplish transactions other stockholders might deem desirable.
Transfer Agent and Registrar
As of the date of this prospectus, the transfer agent and registrar of our common stock is Computershare Trust Company, N.A.
New York Stock Exchange Listing
Our common stock is listed on The New York Stock Exchange under the symbol “KMI.”
DESCRIPTION OF DEPOSITARY SHARES
We will set forth in the applicable prospectus supplement a description of any depositary shares issued by us that may be offered and sold pursuant to this prospectus.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus:
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through agents;

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through underwriters or dealers;

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directly to one or more purchasers;

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pursuant to delayed delivery contracts or forward contracts; or

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through a combination of any of these methods of sale.

To the extent required, we will describe a particular plan of distribution, including information regarding any agents, underwriters, dealers or direct purchasers and their respective compensation, in the applicable prospectus supplement.
By Agents
Securities may be sold through agents designated by us. Unless otherwise indicated in a prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.
By Underwriters
If underwriters are used in the sale, the securities offered will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities offered will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Direct Sales
Securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
Delayed Delivery Contracts or Forward Contracts
If indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
General Information
The debt securities, preferred stock or depositary shares, when first issued, will have no established trading market. Any underwriters or agents to whom or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.
The debt securities, preferred stock or depositary shares offered may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the such securities.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in a prospectus supplement.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make because of those liabilities.
Underwriters, dealers and agents or their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.
One or more firms, referred as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon the purchase of the securities.

Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and terms of the agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make because of those liabilities. Remarketing firms or their affiliates may engage in transaction with, or perform services for, us or our affiliates in the ordinary course of their business.
VALIDITY OF THE SECURITIES
The validity of the securities being offered hereby will be passed upon for us by Bracewell LLP, Houston, Texas.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.